POWER OF ATTORNEY
TO SIGN REGISTRATION STATEMENTS
AND AMENDMENTS THERETO

The undersigned, duly elected trustees of Capstone Church Capital Fund ("Trust"), hereby appoint Edward Jaroski, Richard Nunn, Olivia Adler and David Harris and each of them individually, as attorney-in-fact and agent to do any and all acts and things, and execute in their names any and all instruments, which said attorneys and agents may deem necessary or advisable to enable the Trust to comply with the Investment Company Act of 1940, the Securities Act of 1933, any requirements of the Securities and Exchange Commission in respect thereof and any state securities laws, in connection with the registration under said Acts of the Trust and the shares of beneficial interest of the Trust and the offerings of shares of beneficial interest of the Trust including specifically power and authority to sign their names to such registrations of additional shares under the Securities Act of 1933 as may be determined appropriate by the officers of the Trust from time to time and to Post-Effective Amendments Nos. 10, 11 and 12 to be filed with the Securities and Exchange Commission under the Investment Company Act of 1940 (and to such amendments to the Trust’s registration statement under the Securities Act of 1933 as are filed in conjunction with the foregoing post-effective amendments) in respect to the Trust and such shares of beneficial interest of the Trust and to file the same with the Securities and Exchange Commission; and the undersigned do hereby ratify and confirm all that said attorneys and agents, and each of them, shall do or cause to be done by virtue hereof. Any one of said agents and attorneys shall have, and may exercise, without the others, all the powers conferred hereby.

IN WITNESS WHEREOF, the undersigned have signed their names hereto as of the date indicated.

/s/ James F. Leary	Date: November 17, 2009
James F. Leary

/s/ Leonard B. Melley, Jr.	Date: November 17, 2009
Leonard B. Melley, Jr.

/s/ John R. Parker	Date: November 17, 2009
John R. Parker

/s/ John M. Briggs	Date: November 17, 2009
John M. Briggs